Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 333-205795, effective July 22, 2015, File No. 333-191046, effective September 6, 2013, File No. 333-167858, effective June 29, 2010, File No. 333-144852, effective July 25, 2007 and File No. 333-116085, effective June 2, 2004) of Evolving Systems, Inc. of our report dated December 9, 2015 relating to the financial statements of RateIntegration, Inc. which appears in this Current Report on Form 8-K/A of Evolving Systems, Inc.

/s/ FRIEDMAN LLP

East Hanover, New Jersey

December 9, 2015